Exhibit 10.36

LAZARD GROUP FINANCE LLC

SECOND SUPPLEMENTAL INDENTURE

Dated as of May 10, 2005

THE BANK OF NEW YORK,

as Trustee

TABLE OF CONTENTS

		Page

ARTICLE I

Definitions

ARTICLE II

Designation and Terms of the Securities

SECTION 2.01.	Title and Aggregate Principal Amount	6
SECTION 2.02.	Execution	6
SECTION 2.03.	Stated Maturity	6
SECTION 2.04.	Other Terms and Form of the Notes	6
SECTION 2.05.	Further Issues	6
SECTION 2.06.	Interest and Principal	6
SECTION 2.07.	Issuance of Notes	7
SECTION 2.08.	Place of Payment	7
SECTION 2.09.	Depositary; Registrar	7
SECTION 2.10.	Special Event Redemption	8
SECTION 2.11.	Redemption at the Option of Holder; Sinking Fund	8
SECTION 2.12.	Listing	8
SECTION 2.13.	Registration Statement	8
SECTION 2.14.	Remarketing	8
SECTION 2.15.	Optional Remarketing	9

ARTICLE III

Covenants

SECTION 3.01.	Payment of Additional Amounts	10

ARTICLE IV

Transfer and Exchange

SECTION 4.01.	Exchanges of Global Note for Non Global Note	10
SECTION 4.02.	Legends	10
SECTION 4.03.	Cancellation and/or Adjustment of Global Notes	12

ARTICLE V

Defeasance

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SECTION 5.01.	Defeasance and Covenant Defeasance	12

ARTICLE VI

Miscellaneous

SECTION 6.01.	Ratification of Original Indenture; Supplemental Indentures Part of Original Indenture	12
SECTION 6.02.	Concerning the Trustee	12
SECTION 6.03.	Tax Treatment	13
SECTION 6.04.	Counterparts	13
SECTION 6.05.	GOVERNING LAW; WAIVER OF JURY TRIAL	13
SECTION 6.06.	Judgment Currency	13

Exhibit A	Form of Note

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SECOND SUPPLEMENTAL INDENTURE, dated as of May 10, 2005 (this “Second Supplemental Indenture”), to the Indenture, dated as of May 10, 2005 (the “Original Indenture”), as supplemented by the First Supplemental Indenture, dated as of May 10, 2005 (the “First Supplemental Indenture”), between LAZARD GROUP FINANCE LLC, a Delaware limited liability company (the “Company”), and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the “Trustee”).

WHEREAS, the Company and the Trustee have heretofore executed and delivered the (i) Original Indenture to provide for the issuance from time to time of Securities (as defined in the Original Indenture) of the Company, to be issued in one or more Series and (ii) the First Supplemental Indenture for the purpose of establishing the designation, form, terms and conditions of the Securities which comprise a part of the Unit and are purchased in a public offering;

WHEREAS, Sections 2.02 and 9.01 of the Original Indenture provide, among other things, that the Company and the Trustee may enter into indentures supplemental to the Original Indenture for, among other things, the purpose of establishing the designation, form, terms and conditions of Securities of any Series of Securities permitted to be issued pursuant to the Original Indenture;

WHEREAS, the Company (i) desires the issuance of a Series of Securities to be designated as hereinafter provided and (ii) has requested the Trustee to enter into this Second Supplemental Indenture for the purpose of establishing the designation, form, terms and conditions of the Securities of such Series which are to be purchased by the Private Purchaser pursuant to the Investment Letter;

WHEREAS, the Company has duly authorized the creation of an issue of its 6.120% Senior Notes initially due 2035 (the “6.120% Senior Notes” or the “Notes”, which expression includes any further notes issued pursuant to Section 2.05 hereof and forming a single series therewith) of substantially the tenor and amount hereinafter set forth; and WHEREAS, all action on the part of the Company necessary to authorize the issuance of the 6.120% Senior Notes under the Original Indenture, the First Supplemental Indenture and this Second Supplemental Indenture (the Original Indenture, as supplemented by the First Supplemental Indenture and this Second Supplemental Indenture, being hereinafter called the “Indenture”) has been duly taken.

NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

That, in order to establish the designation, form, terms and conditions of, and to authorize the authentication and delivery of, the 6.120% Senior Notes to the Private Purchaser, and in consideration of the acceptance of the 6.120% Senior Notes by the Private Purchaser thereof and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

Definitions

(a) Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Original Indenture.

(b) The rules of interpretation set forth in the Original Indenture shall be applied hereto as if set forth in full herein;

(c) the following terms shall have the respective meanings ascribed thereto in the Purchase Contract Agreement: Business Day; Depository Participant; Last Failed Remarketing; Normal Units; Private Purchaser, Purchase Contract Agent; Remarketing Agreement; Remarketing Date; Remarketing Fee; Reset Date; Separate Notes; Special Event; Stock Purchase Date; Subsequent Remarketing Date; and Treasury Portfolio Purchase Price; and

(d) For all purposes of this Second Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the following respective meanings (such meanings shall apply equally to both the singular and plural forms of the respective terms):

“6.120% Senior Note” has the meaning set forth in the recitals hereto.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of DTC, Euroclear and Clearstream that apply to such transfer or exchange.

“Definitive Note” means a 6.120 % Senior Note in definitive registered form without coupons.

“DTC” has the meaning set forth in Section 2.07 hereof.

“DTC Legend” means the legend set forth in Section 4.02(b), which is required to be placed on all Global Notes, for which DTC is acting as the Depositary.

“Global Note Legend” means the legend set forth in Section 4.02(a), which is required to be placed on all Global Notes.

“Global Notes” means the Notes substantially in the form of Exhibit A hereto, issued in accordance with Section 2.15 of the Original Indenture and Section 2.07 hereof.

“Interest Payment Date” has the meaning set forth in Section 2.06 hereof.

“Issue Date” means May 10, 2005.

“Investment Letter” means that certain Letter Agreement dated as of March 15, 2005, by and between the Private Purchaser, Lazard Ltd and Lazard LLC.

“Lazard LLC” means Lazard LLC, a Delaware limited liability company.

“Notes” has the meaning set forth in the recitals hereto.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear or Clearstream) as indirect participants.

“Pledge Agreement” means the Pledge Agreement, dated as of May 10, 2005, between the Company, The Bank of New York, as Purchase Contract Agent, and as attorney-in-fact for Holders of the Units, and The Bank of New York, as Collateral Agent, Custodial Agent and Securities Intermediary.

“Private Purchaser Legend” shall mean the legend restricting transfer provided by Section 3.19 of the Purchase Contract Agreement set forth in Section 4.2 (c).

“Purchase Contract Agreement” shall mean the Purchase Contract Agreement, dated as of May 10, 2005, between the Company and The Bank of New York, as purchase contract agent.

“Relevant Date” means, in respect of any payment, the date on which such payment first becomes due and payable, but if the full amount of the moneys payable has not been received by the Trustee on or prior to such due date, it means the first date on which, the full amount of such moneys having been so received and being available for payment to Holders, notice to that effect shall have been duly given to the Holders of the Notes.

“Reset Rate” means the interest rate applicable to the Notes following a Successful Remarketing, which shall be the rate of interest that, as determined by the Remarketing Agent, will, when applied to the outstanding Notes, enable the then current aggregate market value of the Notes to have a value equal to 100.5% of the aggregate principal amount of the Notes as of the Remarketing Date or as of any Subsequent Remarketing Date, as the case may be.

“Special Event Redemption Amount” means for each Note, whether or not included in a Normal Unit, the greater of (a) the principal amount of such Note and (b) the product of (i) the principal amount of such Note and (ii) a fraction the numerator of which is the Treasury Portfolio Purchase Price and the denominator of which is (x) in the case of a Special Event redemption occurring prior to a Successful Remarketing, the aggregate principal amount of the Notes included in Normal Units and (y) in the case of a Special Event redemption occurring after a Successful Remarketing or after the Stock Purchase Date, the aggregate principal amount of the Notes.

“Stated Maturity Date” has the meaning set forth in Section 2.03 hereof.

“Successful Remarketing” has the meaning set forth in Section 2.06 hereof.

ARTICLE II

Designation and Terms of the Securities

SECTION 2.01. Title and Aggregate Principal Amount. There is hereby authorized one series of Securities designated the 6.120% Senior Notes initially due 2035, limited in aggregate principal amount to $150,000,000, which amount to be issued shall be as set forth in any Company Order for the authentication and delivery of Notes pursuant to the Original Indenture. The Notes shall constitute senior, unsecured and unsubordinated obligations of the Company and shall rank pari passu with all other unsecured and unsubordinated indebtedness of the Company from time to time outstanding. The Notes shall be issuable only in registered form and without coupons in denominations of $1,000 and any integral multiples thereof except that an interest in a Note held as part of a Normal Unit represents an ownership interest of 1/40th, or 2.5%, of a Note in aggregate principal amount of $1,000 and will therefore correspond to the stated amount of $25 per Normal Unit.

SECTION 2.02. Execution. The Notes may forthwith be executed by the Company and delivered to the Trustee for authentication and delivery by the Trustee in accordance with the provisions of Section 2.04 of the Original Indenture.

SECTION 2.03. Stated Maturity. The Notes shall mature (a) in the event of a Successful Remarketing, on any date no earlier than May 15, 2010 and no later than May 15, 2035, (b) in the event of a Last Failed Remarketing, on the Stock Purchase Date, and (c) otherwise on May 15, 2035 (the “Stated Maturity Date”). Any change in the Stated Maturity Date pursuant to clause (a) shall be effected pursuant to a Company Order.

SECTION 2.04. Other Terms and Form of the Notes. The Notes shall have and be subject to such other terms as provided in the Original Indenture and this Second Supplemental Indenture and shall be evidenced by one or more Global Notes in the form of Exhibit A hereof and as set forth in Section 2.09 hereof.

SECTION 2.05. Further Issues. Subject to Section 2.01 of the Original Indenture, the Company may from time to time, without the consent of the Holders of the Notes and in accordance with the Original Indenture and this Second Supplemental Indenture, create and issue further notes having the same terms and conditions as the Notes in all respects (or in all respects except for the first payment of interest) so as to form a single series with the Notes.

SECTION 2.06. Interest and Principal. (a) Each Note shall bear interest from its Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, initially at the rate of 6.120% per annum (the “Initial Interest Rate”). In the event the Notes are successfully remarketed (“Successful Remarketing”) pursuant to the Purchase Contract Agreement and the Remarketing Agreement, each Note shall bear interest at the Reset Rate from and including the Reset Date to the date on which the principal of the Notes is paid or made available for payment. Interest on the Notes initially shall be payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year commencing August 15, 2005. After the Stock Purchase Date, interest on the Notes shall be payable, semi-annually in arrears on May 15 and November 15 of each year, until the principal thereof is paid or made available for payment. Each such date of interest payment referred to above as “Interest Payment Date.” The interest so payable, on any such Interest Payment Date, will be paid to the Holder in whose name the Note is registered at the close of business on the regular record date for such interest, which shall be the 15th calendar day (whether or not a Business Day) prior to the relevant Interest Payment Date (the “Regular Record Date”).

(b) The amount of interest payable for any period on any Interest Payment Date shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Except as provided in the following sentence, the amount of interest payable for any period shorter than a full quarterly or semi-annual, as applicable, period for which interest is computed shall be computed on the basis of the actual number of days elapsed in such a 90-day or 180-day period, as applicable. In the event that any date on which interest is payable on the Notes is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. Payments of the principal of and interest on the Notes shall be made in Dollars, and the Notes shall be denominated in Dollars.

SECTION 2.07. Issuance of Notes. The Notes, on original issuance, shall be issued in the form of (i) one or more definitive, fully registered Notes registered initially in the name of The Bank of New York, as Purchase Contract Agent, and (ii) with respect to any Notes that are no longer a component of Normal Units and released from the lien of the Pledge Agreement and the restrictions on transfer contained in the Investment Letter, one fully registered Global Note registered in the name of The Depository Trust Company (“DTC”), as Depositary, or its nominee, and deposited with the Trustee, as custodian for DTC, for credit by DTC to the respective accounts of beneficial owners of the Separate Notes represented thereby (or such other accounts as they may direct).

SECTION 2.08. Place of Payment. The place of payment where the Notes issued in the form of Definitive Notes may be presented or surrendered for payment, where the principal of and interest and any other payments due on the Notes issued in the form of Definitive Notes are payable, where the Notes may be surrendered for registration of transfer or exchange and where notices and demands to and upon the Company in respect of the Notes and the Indenture may be served shall be in the Borough of Manhattan, The City of New York, and the office or agency maintained by the Company for such purpose shall initially be the Corporate Trust Office of the Trustee. All payments on Notes issued in the form of Global Notes shall be made by wire transfer of immediately available funds to the Depositary and, at the option of the Company, payment of interest on the Notes issued in the form of Definitive Notes may be made by check mailed to registered Holders.

SECTION 2.09. Depositary; Registrar.

(a) The Company initially appoints DTC to act as Depositary with respect to the Global Notes. The Company initially appoints the Trustee to act as the Registrar and the paying agent and designates the Trustee’s New York office as the office or agency referred to in Section 2.05 of the Original Indenture.

(b) Unless and until it is exchanged for definitive Notes in accordance with the terms of the Original Indenture, a Global Note may be transferred, in whole but not in part, only to another nominee of the Depositary, or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary.

SECTION 2.10. Special Event Redemption. If a Special Event shall have occurred and be continuing (as of the time of giving notice of redemption), the Company, at its option, may redeem the Notes, in whole but not in part, upon payment of the aggregate Special Event Redemption Amounts. Proceeds from such redemption relating to Notes that form a part of Normal Units will be applied as described in the Purchase Contract Agreement and the Pledge Agreement.

SECTION 2.11. Redemption at the Option of Holder; Sinking Fund. The Notes shall not be redeemable at the option of any Holder thereof, upon the occurrence of any particular circumstances or otherwise. The Notes will not have the benefit of any sinking fund.

SECTION 2.12. Listing. In the event that the Notes become separately traded from the Normal Units, to the extent that applicable exchange listing requirements are met, the Company shall use commercially reasonable efforts to cause such Notes to be listed on the securities exchange on which the Normal Units are then listed.

SECTION 2.13. Registration Statement. The Company shall use its commercially reasonable efforts to ensure that, if required by applicable law, a registration statement with regard to the full amount of the Notes to be remarketed in the remarketing shall be effective with the Securities and Exchange Commission in a form that will enable the Remarketing Agent to rely on it in connection with such remarketing.

SECTION 2.14. Remarketing. (a) The Notes may be remarketed at a specified price on certain dates, as specified in Section 5.04 of the Purchase Contract Agreement and in Section 4.05 of the Pledge Agreement and the remarketing procedures set forth in such sections shall apply to the Notes, which provisions are hereby incorporated into this Second Supplemental Indenture, mutatis mutandis.

(b) The right of each Holder of Notes to have its Notes tendered for purchase will be limited to the extent that (i) the Remarketing Agent conducts a remarketing pursuant to the terms of the Remarketing Agreement, (ii) the Notes included in the remarketing have not been called for redemption upon the occurrence of a Special Event; (iii) the Remarketing Agent is able to find a purchaser or purchasers for the remarketed Notes at a Reset Rate such that the aggregate value of such remarketed Notes is equal to 100.5% of the aggregate principal amount of such Notes and (iv) such purchaser or purchasers deliver the purchase price therefor to the Remarketing Agent.

(c) If a Successful Remarketing occurs, the Remarketing Agent shall, as soon as practicable on the Remarketing Date or on the Subsequent Remarketing Date, as the case may be, advise, by telephone:

(i) the Depositary and the Company of the Reset Rate determined in the Remarketing and the aggregate principal amount of Notes sold in the Remarketing;

(ii) each purchaser (or the Depository Participant thereof) of the Reset Rate and the aggregate principal amount of remarketed Notes such purchaser is to purchase; and

(iii) each purchaser to give instructions to its Depository Participant to pay the purchase price on the date of settlement for such Remarketing in same day funds against delivery of the remarketed Notes purchased through the facilities of DTC.

(d) In the event of a Last Failed Remarketing, the interest rate payable on the Notes will not be reset.

(e) In accordance with DTC’s normal procedures, on the date of settlement of such Remarketing, the transactions described above with respect to each Note remarketed in the remarketing shall be executed through DTC, if the Notes are registered in the name of DTC, and in that case the accounts of the respective Depository Participants shall be debited and credited and such remarketed Notes delivered by book-entry as necessary to effect purchases and sales of such remarketed Notes. DTC shall make payment in accordance with its normal procedures.

(f) The Remarketing Agent is not obligated to purchase any Notes that otherwise would remain unsold in the remarketing. Neither the Company nor the Remarketing Agent shall be obligated in any case to provide funds to make payment upon tender of the Notes for remarketing.

(g) Under the Remarketing Agreement, the Company, in its capacity as issuer of the Notes, shall be liable for, and shall pay, any and all costs and expenses incurred in connection with the remarketing, other than the Remarketing Fee.

(h) The settlement procedures set forth herein, including provisions for payment by purchasers of the remarketed Notes in the Remarketing, shall be subject to modification to the extent required by DTC or if the book-entry system is not available for the remarketed Notes at the time of the remarketing, to facilitate the remarketing of the remarketed Notes in certificated form, and shall provide for the authentication and delivery of Notes in a principal amount equal to the unremarketed portion of such Notes. In addition, the Remarketing Agent may modify the settlement procedures set forth herein in order to facilitate the settlement process.

SECTION 2.15. Optional Remarketing. On or prior to the thirteenth Business Day immediately preceding the Stock Purchase Date but no earlier than the sixteenth Business Day immediately preceding the Stock Purchase Date, Holders of Separate Notes may elect to have their Separate Notes remarketed by delivering their Separate Notes, together with a notice of such election, substantially in the form of Exhibit C to the Pledge Agreement, to the Custodial Agent. A Holder of Separate Notes electing to have its Separate Notes remarketed will also have the right to withdraw such election by written notice to the Custodial Agent, substantially in the form of Exhibit D to the Pledge Agreement, on or prior to the thirteenth Business Day immediately preceding the Stock Purchase Date, upon which notice the Custodial Agent will return such Separate Notes to such Holder. If the Holder of the Separate Notes delivers only such notice but not the Separate Notes subject to such notice, then none of such Holder’s Separate Notes shall be included in the Remarketing. Once the Holder of Separate Notes elects to participate in the Remarketing, such Separate Notes will be remarketed in the Remarketing, unless such notice is properly withdrawn.

ARTICLE III

Covenants

The Notes shall be entitled to the benefit of each of the covenants in Article Four of the Original Indenture and the following additional covenant shall be deemed to be a provision of the Indenture.

SECTION 3.01. Payment of Additional Amounts. All amounts payable (whether in respect of principal, interest, distributions or otherwise) in respect of the Notes will be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the U.S. or any political subdivision thereof or any authority or agency therein or thereof having power to tax, unless the withholding or deduction of such taxes, duties, levies, assessments or governmental charges is required by law. In that event, the Company in respect of the Notes will pay, or cause to be paid, such additional amounts receivable by a Holder after such withholding or deduction as shall equal the respective amounts that would have been receivable by such Holder had no such withholding or deduction been required, provided that such Holder provides the Company a duly executed IRS Form W-9 or appropriate IRS Form W-8. The foregoing shall not apply to any Holder that is described in Section 881(c)(3) of the Code; provided, however, the Company will not withhold on any amounts payable in respect of the Notes to any holder that has provided appropriate documentation establishing an exemption from withholding under an applicable tax treaty.

ARTICLE IV

Transfer and Exchange

SECTION 4.01. Exchanges of Global Note for Non Global Note. In the event that a Global Note or any portion thereof is exchanged for Notes other than Global Notes pursuant to Section 2.08 of the Original Indenture, such other Notes may in turn be exchanged (on transfer or otherwise) for Notes that are not Global Notes or for beneficial interests in a Global Note (if any is then Outstanding) only in accordance with such procedures, which shall be substantially consistent with the provisions of Sections 4.01 and 4.02 of this Second Supplemental Indenture and any Applicable Procedures, as may be from time to time adopted by the Company and the Trustee.

SECTION 4.02. Legends. The following legends shall, as indicated below, appear on the face of Notes issued under the Indenture unless specifically stated otherwise in the applicable provisions of the Indenture.

(a) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

“THIS SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (A) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.04 OF THE ORIGINAL INDENTURE, (B) THIS SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.15(B) OF THE ORIGINAL INDENTURE, (C) THIS SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.13 OF THE ORIGINAL INDENTURE AND (D) EXCEPT AS OTHERWISE PROVIDED IN SECTION 2.15(B) OF THE ORIGINAL INDENTURE, THIS SECURITY MAY BE TRANSFERRED, IN WHOLE BUT NOT IN PART, ONLY (X) BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, (Y) BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR (Z) BY THE DEPOSITARY OR ANY NOMINEE TO A SUCCESSOR DEPOSITARY OR TO A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.”

(b) DTC Legend. Each Global Note for which DTC is acting as the Depositary shall bear a legend in the following form:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OR TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL BECAUSE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(c) Private Purchaser Legend. Each Note issued pursuant to this Second Supplemental Indenture shall bear a legend in the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ISSUED PURSUANT TO THE LETTER AGREEMENT DATED AS OF MARCH 15, 2005, BY AND BETWEEN IXIS CORPORATE & INVESTMENT BANK, LAZARD LLC AND LAZARD LTD (A COPY OF WHICH MAY BE OBTAINED FROM THE SECRETARY OF LAZARD LLC OR LAZARD LTD) AND ARE SUBJECT TO THE RESTRICTIONS CONTAINED THEREIN WHICH PROHIBIT AMONG OTHER THINGS ANY DIRECT OR INDIRECT DISPOSITION, SALE, TRANSFER,

PLEDGE, HEDGE (INCLUDING BY WAY OF SHORT SELLING) OR OTHER ENCUMBRANCE (“TRANSFER”) OF THESE SECURITIES PRIOR TO NOVEMBER 6, 2006. A TRANSFER MADE IN VIOLATION OF THE FOREGOING IS NULL AND VOID AB INITIO. ADDITIONALLY, THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) AND ARE ACCORDINGLY “RESTRICTED SECURITIES” UNDER U.S. FEDERAL SECURITIES LAWS. THESE SECURITIES MAY NOT BE RESOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACT, OR IN A TRANSACTION OTHERWISE EXEMPT FROM REGISTRATION.”

SECTION 4.03. Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.08 of the Original Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

ARTICLE V

Defeasance

SECTION 5.01. Defeasance and Covenant Defeasance. Sections 8.02 and 8.03 of the Original Indenture shall not be applicable to the Notes.

ARTICLE VI

Miscellaneous

SECTION 6.01. Ratification of Original Indenture; Supplemental Indentures Part of Original Indenture. Except as expressly amended hereby, the Original Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Second Supplemental Indenture shall form a part of the Original Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 6.02. Concerning the Trustee. The recitals contained herein and in the Notes, except with respect to the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture or of the Notes.

SECTION 6.03. Tax Treatment. The Company agrees, and by acceptance of a beneficial ownership interest in the Notes, each beneficial Holder of Notes will be deemed to have agreed, (1) to treat the acquisition of a Normal Unit as the acquisition of the Note and the Purchase Contract constituting the Normal Unit and to allocate the purchase price of the Normal Unit between the Note and the Purchase Contract as $25 and $0, respectively, and (2) to treat the Notes as indebtedness of Lazard Group for United States federal income tax purposes.

SECTION 6.04. Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

SECTION 6.05. GOVERNING LAW; WAIVER OF JURY TRIAL. THIS SECOND SUPPLEMENTAL INDENTURE AND EACH NOTE OF THE SERIES CREATED HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. The Company and the Trustee hereby submit to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in the Borough of Manhattan in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and the Trustee irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SECOND SUPPLEMENTAL INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

SECTION 6.06. Judgment Currency. The Company agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the requisite amount of the Required Currency with the Judgment Currency on the New York Banking Day preceding the day on which a final unappealable judgment is given and (b) its obligations under this Agreement to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with clause (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable and (iii) shall not be affected by judgment being obtained for any other sum due under this Agreement. For purpose of the foregoing, “New York Banking Day” means any day except a Saturday, Sunday or a legal holiday in The City of New York or a day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to be closed.

IN WITNESS WHEREOF, the parties have caused this Second Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

LAZARD GROUP FINANCE LLC,

By:	/s/ Scott D. Hoffman
	Name:	Scott D. Hoffman
	Title:	Director and Vice President

THE BANK OF NEW YORK, as Trustee,

By:	/s/ Julie Salovitch-Miller
	Name:	Julie Salovitch-Miller
	Title:	Vice President

EXHIBIT A

FORM OF NOTE

LAZARD GROUP FINANCE LLC

6.120% Senior Note Initially Due 2035

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ISSUED PURSUANT TO THE LETTER AGREEMENT DATED AS OF MARCH 15, 2005, BY AND BETWEEN IXIS CORPORATE & INVESTMENT BANK, LAZARD LLC AND LAZARD LTD (A COPY OF WHICH MAY BE OBTAINED FROM THE SECRETARY OF LAZARD LLC OR LAZARD LTD) AND ARE SUBJECT TO THE RESTRICTIONS CONTAINED THEREIN WHICH PROHIBIT AMONG OTHER THINGS ANY DIRECT OR INDIRECT DISPOSITION, SALE, TRANSFER, PLEDGE, HEDGE (INCLUDING BY WAY OF SHORT SELLING) OR OTHER ENCUMBRANCE (“TRANSFER”) OF THESE SECURITIES PRIOR TO NOVEMBER 6, 2006. A TRANSFER MADE IN VIOLATION OF THE FOREGOING IS NULL AND VOID AB INITIO. ADDITIONALLY, THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) AND ARE ACCORDINGLY “RESTRICTED SECURITIES” UNDER U.S. FEDERAL SECURITIES LAWS. THESE SECURITIES MAY NOT BE RESOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACT, OR IN A TRANSACTION OTHERWISE EXEMPT FROM REGISTRATION.

No.

CUSIP No.	$

LAZARD GROUP FINANCE LLC

6.120 % SENIOR NOTE INITIALLY DUE 2035

LAZARD GROUP FINANCE LLC, a Delaware limited liability company (the “COMPANY”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to IXIS Corporate & Investement Bank, the principal sum of One hundred fifty million United States dollars (U.S.$150,000,000) [If the Note is a Global Note, insert - , as such amount may be increased or decreased as set forth on the Schedule of Increases or Decreases in Global Note annexed hereto,] on the Stated Maturity Date (as defined in the Indenture, which is defined on the reverse side of this Note), (such date is hereinafter referred to as the “STATED MATURITY”), and to pay interest thereon, from August 15, 2005, or from the most recent Interest Payment Date (as defined below) for which interest has been paid or duly provided for, initially at the rate of 6.120% per annum (the “INITIAL INTEREST RATE”). The interest rate applicable to this Note may change, as described in the Second Supplemental Indenture.

Interest on this Note initially shall be payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, commencing November 15, 2005. After May 15, 2008, interest on this Note shall be payable semi-annually in arrears on May 15 and November 15 of each year, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any such date will, as provided in the Indenture, be paid to the Person in whose name this Note is registered at the close of business on the regular record date for such interest, which shall be the 15th calendar day (whether or not a business day) prior to the relevant interest payment date.

The principal of and the interest on the Notes will be payable at the Corporate Trust Office or, at the option of the Company, by check mailed to the address of the person entitled thereto at such person’s address as it appears on the register or by wire transfer to the account maintained in the United States designated by written notice given ten business days prior to the applicable payment date by such person.

The amount of interest payable for any period on any interest payment date shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Except as provided in the following sentence, the amount of interest payable for any period shorter than a full quarterly or semi-annual period, as applicable, for which interest is computed will be computed on the basis of the actual number of days elapsed in such a 90-day or 180-day period, as applicable. In the event that any date on which interest is payable on the Notes is not a business day, then payment of interest payable on such date will be made on the next succeeding day which is a business day (and without any interest or other payment in respect of any such delay), except that, if such business day is in the next succeeding calendar year, such payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on such date.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if fully set forth at this place.

Unless the certificate of authorization hereon has been executed by the Trustee referred to on the reverse hereof by the manual signature of one of its respective authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the Company has caused this Note to be executed and delivered under its corporate seal.

Dated:

LAZARD GROUP FINANCE LLC,

By:
Name:
Title:

[Corporate Seal]

Attest:

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK, as Trustee,

Authorized Signatory

[FORM OF REVERSE]

This Note is one of a duly authorized issue of securities of the Company designated as its “6.120% Senior Notes initially due 2035” (herein sometimes referred to as the “NOTES”), issued and to be issued under and pursuant to an Indenture, dated as of May 10, 2005 (the “ORIGINAL INDENTURE”), duly executed and delivered between the Company and The Bank of New York, as Trustee (the “TRUSTEE”), and a Second Supplemental Indenture, dated as of May 10, 2005 (the “SECOND SUPPLEMENTAL INDENTURE”), between the Company and the Trustee (such Original Indenture as amended and supplemented by the Second Supplemental Indenture, the “INDENTURE”), to which Indenture and all subsequent indentures supplemental thereto relating to the Notes reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. Capitalized terms used but not defined in this Note shall have the respective meanings described in the Indenture.

The Notes are issuable only in registered form without coupons, in denominations of $1,000 and any integral multiple thereof except that an interest in a Note held as part of a Normal Unit represents an ownership interest of 1/40th, or 2.5%, of a Note in aggregate principal amount of $1,000 and will therefore correspond to the stated amount of $25 per Normal Unit. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series so issued are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

The Notes were initially issued as components of the Company’s 6.625 % Equity Security Units that are in the form of Normal Units, each such Normal Unit initially consisting of (a) a stock purchase contract (each, a “PURCHASE CONTRACT”) under which (i) the Holder will agree to purchase from the Company on May 15, 2008, a specified number of newly issued shares of Common Stock, par value $0.01 per share, of the Company and (ii) the Company will pay to the Holder quarterly contract adjustment payments and (b) a 1/40, or 2.5%, ownership interest in a Note of $1,000 principal amount. In accordance with the terms of the Purchase Contract Agreement, on their initial issuance, the Notes were pledged by the Purchase Contract Agent, on behalf of the Holders of the Normal Units, to The Bank of New York, as collateral agent, custodial agent and securities intermediary (the “COLLATERAL AGENT”), pursuant to the Pledge Agreement, dated as of May 10, 2005 (the “PLEDGE AGREEMENT”), among the Company, the Purchase Contract Agent and the Collateral Agent, to secure such Holders’ obligations to purchase shares of Common Stock of the Company under the Purchase Contracts.

The Notes that are a component of Normal Units or that so elect under Section 2.15 of the Second Supplemental Indenture will be subject to remarketing and, in the case of a Last Failed Remarketing, the Collateral Agent for the benefit of the Company reserves all of its rights as a secured party of the applicable Notes.

If a Special Event shall have occurred and be continuing (as of the time of giving notice of redemption), the Company, at its option, may redeem the Notes, in whole but not in part, upon payment of the aggregate Special Event Redemption Amounts. Proceeds from such redemption relating to the Notes that form a part of Normal Units will be applied as described in the Purchase Contract Agreement and the Pledge Agreement.

The Notes shall constitute the senior, unsecured and unsubordinated obligations of the Company and shall rank equally in right of payment with all existing and future senior, unsecured and unsubordinated obligations of the Company.

No sinking fund is provided for the Notes.

In the case of an Event of Default described in Section 6.01(8) or 6.01(9) of the Original Indenture, all unpaid principal of and accrued interest and Additional Amounts on the Notes then Outstanding shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders of any Notes. In the case all other Events of Default, if such Event of Default shall occur and be continuing, the principal of all of the Notes, together with accrued interest to the date of declaration, may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the written consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding and affected thereby. The Indenture also contains, with certain exceptions as therein provided, provisions permitting Holders of not less than a majority in principal amount of the Securities of any series at the time Outstanding, on behalf of the Holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note or such other Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless certain conditions have been satisfied. The foregoing shall not apply to any suit instituted by any Holder of this Note for the enforcement of any payment of principal hereof, or any premium of interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable on the Security Register upon surrender of this Note for registration of transfer at the Corporate Trust Office of the Trustee or at such other office or agency of the Company as may be designated by it for such purpose in the Borough of

Manhattan, The City of New York (which shall initially be an office or agency of the Trustee), or at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Security Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees by the Security Registrar. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to recover any tax or other governmental charge payable in connection therewith.

Prior to due presentation of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered, as the owner thereof for all purposes, whether or not such Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse for the payment of the principal (and premium, if any) or interest on this Note and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of consideration for the issue hereof, expressly waived and released.

[If Note is a Global Note, insert - This Note is a Global Note and is subject to the provisions of the Indenture relating to Global Notes, including the limitations in Section 2.08 of the Original Indenture on transfers and exchanges of Global Notes.]

THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

All capitalized terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common

UNIF GIFT MIN ACT – Custodian

(cust) (minor)
Under Uniform Gifts to Minors Act

TEN ENT – as tenants by the entireties

JT TEN – as joint tenants with rights of survivorship and not as tenants in common Additional abbreviations may also be used though not on the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Note to:

_____________________________________________________________

_____________________________________________________________

_____________________________________________________________

(Insert assignee’s social security or tax identification number)

_____________________________________________________________

_____________________________________________________________

_____________________________________________________________

(Insert address and zip code of assignee)

and irrevocably appoint agent to transfer this Note on the Security Register. The agent may substitute another to act for him or her.

Dated:

Signed:

Signature Guarantee:

(Sign exactly as your name appears on the other side of this Note)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Annex 1 to

Exhibit A

SCHEDULE OF INCREASES AND DECREASES

The initial principal amount of this Global Note is $            . The following increases or decreases in this Global Note have been made:

Date of Increase or Decrease	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Remaining Principal Amount of this Global Note Following such Decrease or Increase	Signature of Authorized Signatory of Trustee or Custodian